                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ROBERTS REALTY INVESTORS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         ROBERTS REALTY INVESTORS, INC.



Statement pursuant to Rule 14a-6(d) regarding the mailing of definitive additional materials for its Annual Shareholders Meeting on September 3, 1996:


       The following letters relating to the change in the location of the Annual Meeting were released to security holders on the date of each respective letter.

                         ROBERTS REALTY INVESTORS, INC.
                          8010 ROSWELL ROAD, SUITE 120
                             ATLANTA, GEORGIA 30350
                                 (770) 394-6000



                                August 21, 1996


Dear Shareholder:

As you know, the annual shareholders' meeting has been scheduled for Tuesday, September 3, 1996 at 10:00 a.m. at the Preston Oaks Clubhouse, 100 Preston Woods Trail, Dunwoody, Georgia 30338. Because we want to be sure we have enough seating to accommodate everyone who plans to attend the meeting, we ask that you call our receptionist at (770) 394-6000 at your earliest convenience, but in no event later than Monday, August 26th, to let us know if you will be attending. We expect the meeting to last approximately two hours and we want the meeting to be as comfortable as possible for you, our shareholders.

Thank you for your prompt response.  I look forward to seeing you there!

Sincerely,

/s/ Michelle Ellingson

Michelle M. Ellingson
Marketing Director

/me

                         ROBERTS REALTY INVESTORS, INC.
                          8010 ROSWELL ROAD, SUITE 120
                             ATLANTA, GEORGIA 30350
                                 (770) 394-6000



                                August 26, 1996


Dear Shareholder:

We appreciate your timely response to our recent letter regarding your attendance at the Company's annual meeting on Tuesday, September 3rd at 10:00 a.m.

Because of the number of people who have called to tell us they will be attending, we have made the decision to move the annual meeting location to the Holiday Inn Crowne Plaza at I-285 and Ashford Dunwoody. The meeting will be held in the hotel's Dunwoody Suite. While we would have preferred to hold the meeting at Preston Oaks so that our shareholders would have the opportunity to visit one of our newest communities, we were worried that the parking and seating would not be adequate. With the change in location, everyone attending the meeting will have a seat and be able to comfortably enjoy the meeting.

For your convenience, we have attached a map showing the location of the Holiday Inn Crowne Plaza. If you have any questions, please feel free to call me at
(770) 394-6000.

Sincerely,

/s/ Michelle Ellingson

Michelle M. Ellingson
Marketing Director

/me

              [Map showing location of the Hotel and the meeting]










                     DRIVING DIRECTIONS FROM MAJOR ARTERIES

Traveling West on I-20, take Exit #35B (I-285 By-pass North). Proceed to Exit #21 (Ashford-Dunwoody Road) then turn right on Ashford-Dunwoody Road. The Crowne Plaza Ravinia will be on your immediate right.

Traveling East on I-20, take Exit #15B (I-285 North). Proceed to Exit #21 (Ashford-Dunwoody Road) then turn left on Ashford-Dunwoody Road and cross the bridge. The Crowne Plaza Ravinia will be on your immediate right.

Traveling South on I-75, take Exit #109A (I-285 By-pass East). Proceed to Exit #21 (Ashford-Dunwoody Road) then turn left on Ashford-Dunwoody Road and cross the bridge. The Crowne Plaza Ravinia will be on your immediate right.

Traveling South on I-85, take Exit #35B (I-285 By-pass West). Proceed to Exit #21 (Ashford-Dunwoody Road) then turn right on Ashford-Dunwoody Road. The Crowne Plaza Ravinia will be on your immediate right.

Traveling North on I-75, take Exit #81A (I-285 By-pass East). Proceed to Exit #21 (Ashford-Dunwoody Road) then turn left on Ashford-Dunwoody Road and cross the bridge. The Crowne Plaza Ravinia will be on your immediate right.

Traveling North on I-85, take GA 400 North (Exit 29, Toll Road). Go North to I-285 East. Proceed to Exit #21 (Ashford-Dunwoody Road) then turn left on Ashford-Dunwoody Road and cross the bridge. The Crowne Plaza Ravinia will be on your immediate right.